Power of Attorney


STATE OF MICHIGAN    )
			   )  SS
COUNTY OF
WAYNE		)

	KNOW ALL BY THESE PRESENTS that I, Ronnie A. May, do hereby constitute and appoint Susan M. Beale, Thomas A. Hughes, Bruce D. Peterson and Susan E. Riske, and each of them, my true and lawful Attorneys-in-Fact with full power of substitution to execute and file on my behalf with the Securities and Exchange Commission any and all reports, including without limiting the generality of the foregoing, reports on Securities and Exchange Commission Forms 3, 4 and 5 and 144, that may be required or advisable in connection with my holdings in and transactions related to securities of DTE Energy Company.

	This Power of Attorney is effective
for the period April 29, 2004, through and including July 1, 2004.

	IN
WITNESS THEREOF, I have hereto set my hand this 12 day of April, 2004.


					  /s/Ronnie A. May
					  Ronnie A. May


Witnesses:


/s/Cathy M. Lewis
Cathy M. Lewis

/s/Bonita E. McCree
Bonita E.
McCree

STATE OF MICHIGAN	)
	)  SS
COUNTY OF WAYNE	)

On this
12 day of April, 2004, before me personally appeared Ronnie A. May, to me known to be the person described who executed the foregoing Power of Attorney.

			Subscribed and sworn to before me
			the 12 day of
April, 2004.

			/s/Nancy K. Steck
			Nancy K. Steck
			Notary
Public - Macomb County
			Acting in Wayne County
			My Commission
Expires:  5-14-2006